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                                                                    Exhibit 99.1


                                      PROXY

                                  SERVICO, INC.

                ANNUAL MEETING OF SHAREHOLDERS - ___________ 1998

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Servico, Inc. ("Servico") hereby appoints David Buddemeyer and Warren M. Knight, and each of them, the undersigned's proxies, with full power of substitution, to vote all shares of Common Stock of Servico which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on ___________, 1998 at 10:00 A.M. local time, at the Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida 33406 and at any adjournments or postponements thereof, to the same extent and with the same power as if the undersigned was personally present at said meeting or such adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE MERGER, FOR EACH OF THE LODGIAN PLANS, FOR THE ELECTION OF THE NOMINEE LISTED IN ITEM NO. 5 AND FOR THE ADOPTION OF THE PROPOSAL TO AMEND SERVICO'S STOCK OPTION PLAN AS SET FORTH IN ITEM NO. 6.

         If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

           (Continued, and to be signed and dated on the other side.)



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1.  Approval of the Amended and Restated Agreement               6.  Proposal to Amend Servico's Stock
    and Plan of Merger pursuant to which                             Option Plan to increase the number
    Servico, Inc. and Impac Hotel Group, L.L.C.                      of shares issuable pursuant to
    will become wholly owned subsidiaries                            the Plan
    of Lodgian, Inc.
                                                                     FOR          AGAINST          ABSTAIN
    FOR          AGAINST          ABSTAIN                            [ ]            [ ]              [ ]
    [ ]            [ ]              [ ]

2.  Approval of the Lodgian 1998 Short-Term                      The undersigned acknowledges receipt of the
    Incentive Compensation Plan                                  accompanying Notice of Annual Meeting of
                                                                 Shareholders and the Proxy Statement for the
    FOR          AGAINST          ABSTAIN                        ___________, 1998 meeting.
    [ ]            [ ]              [ ]

                                                                 Dated: _________________________, 1998
3.  Approval of the Lodgian 1998 Stock
    Incentive Plan

    FOR          AGAINST          ABSTAIN                        -----------------------------------------------------
    [ ]            [ ]              [ ]                          Signature of Stockholder(s)

4.  Approval of the Lodgian Non-Employee
    Directors' Stock Plan
                                                                 -----------------------------------------------------
    FOR          AGAINST          ABSTAIN                        Print Name(s) Here
    [ ]            [ ]              [ ]
                                                                 (Please sign exactly as name or names appear hereon.
                                                                 Full title of one signing in representative capacity
5.  Election of Michael Leven as a Class I                       should be clearly designated after signature. Names
    Director                                                     of all joint holders should be written even if signed
                                                                 by only one.)
         FOR the nominee         WITHHOLD AUTHORITY
         listed                  to vote for the                 PLEASE COMPLETE, DATE, SIGN AND MAIL
                                 nominee listed                  THIS PROXY IN THE ENVELOPE PROVIDED

            [ ]                       [ ]



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